Exhibit 10.5

VALTECH SE

2018 OMNIBUS INCENTIVE PLAN

Section 1.          Purpose. The purpose of the Valtech SE 2018 Omnibus Incentive Plan (the “Plan”) is to motivate and reward those employees, directors, consultants and advisors of Valtech SE (the “Company”) and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders. Capitalized terms not otherwise defined herein are defined in Section 21.

Section 2.          Eligibility.

(a)          Any employee, Non-Employee Director, consultant or other advisor of the Company or any subsidiary shall be eligible to be selected to receive an Award under the Plan.

(b)          Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

Section 3.          Administration.

(a)          The Plan shall be administered by the Plan Administrator, which shall be the Board or any member or members of the Board to whom the Board has delegated its authority under the Plan. The Plan Administrator may issue rules and regulations for administration of the Plan.

(b)          Subject to the terms of the Plan and applicable law, the Plan Administrator (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Plan Administrator; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan.

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(c)          All decisions of the Plan Administrator shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

Section 4.          Shares Available for Awards.

(a)          Subject to adjustment as provided in Section 4(c), the maximum number of Shares available for issuance under the Plan as of the effective date of the Plan shall not exceed            Shares; provided that, starting on January 1, 2019, on January 1 of each year, the total number of Shares available for issuance under the Plan will be increased by an amount equal to the lesser of (i) 5% of the Company’s outstanding Shares on December 31 of the immediately preceding year or (ii) such number of Shares as determined by the Board in its discretion. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b)          Any (i) Shares subject to an Award or to an equity-based award granted under a prior plan, program, arrangement or agreement of the Company (other than a Replacement Award and any Award granted out of the authorized shares of an acquired plan), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to such Award or award to the extent that such Award or award is settled without the issuance of Shares and (ii) Shares surrendered or withheld in payment of any grant, acquisition or exercise price of such Award or award or taxes related to such Award or award, shall again be, or shall become, available for issuance under the Plan for the purposes of Section 4(a) above.

(c)          In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, share split, reverse share split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company at less than Fair Market Value, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Plan Administrator shall, subject to Section 18, adjust equitably any or all of:

(i)          the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 4(a);

(ii)         the number and type of Shares (or other securities) subject to outstanding Awards;

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(iii)        the grant, acquisition, exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv)        the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)          Any Shares delivered pursuant to an Award may consist, in whole or in part, of newly issued Shares or Shares acquired by the Company or Shares held in trust, or any other method determined in the reasonable discretion of the Board.

Section 5.          Options. The Plan Administrator is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine. The Plan Administrator is also authorized to grant options with terms and conditions that conform to tax qualification rules in applicable jurisdictions.

(a)          The exercise price per Share under an Option shall be determined by the Plan Administrator; provided, however, that the exercise price exceeds the nominal value of such Share; provided, further, that, except in the case of Replacement Awards, for participants subject to taxation in the United States, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)          The term of each Option shall be fixed by the Plan Administrator but shall not exceed 10 years from the date of grant of such Option.

(c)          The Plan Administrator shall determine the time or times at which an Option may be exercised in whole or in part.

(d)          The Plan Administrator shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

Section 6.          Restricted Shares and RSUs. The Plan Administrator is authorized to grant Awards of Restricted Shares and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine.

(a)          The applicable Award Agreement shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Restricted Shares or RSUs are entitled to dividends or dividend equivalents, voting rights or any other rights.

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(b)          Restricted Shares and RSUs shall be subject to such restrictions as the Plan Administrator may impose (including any limitation on the right to vote a Restricted Share or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Plan Administrator may deem appropriate. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, the Award shall not provide for the payment of such dividend (or a dividend equivalent) to the Participant prior to the time at which such Award, or applicable portion thereof, becomes nonforfeitable, unless otherwise provided in the applicable Award Agreement.

(c)          Any Restricted Share granted under the Plan may be evidenced in such manner as the Plan Administrator may deem appropriate, including book-entry registration or issuance of a share certificate or certificates. In the event that any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares.

(d)          The Plan Administrator may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 7.          Share Appreciation Rights. The Plan Administrator is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine.

(a)          SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”).

(b)          The exercise price per Share under a SAR shall be determined by the Plan Administrator; provided, however, that the exercise price exceeds the nominal value of such Share; provided, further, that, except in the case of Replacement Awards, for participants subject to taxation in the United States, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the grant date of such Option).

(c)          The term of each SAR shall be fixed by the Plan Administrator but shall not exceed 10 years from the date of grant of such SAR.

(d)          The Plan Administrator shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e)          Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Plan Administrator.

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Section 8.          Performance Awards. The Plan Administrator is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine.

(a)          Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Plan Administrator. In addition, the Plan Administrator may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Plan Administrator. The Plan Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Plan Administrator. If the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or the applicable portion thereof, is earned.

(b)          Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Plan Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Plan Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Plan Administrator deems appropriate and equitable. Performance objectives shall be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

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(c)          Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Plan Administrator. Performance Awards will be settled only after the end of the relevant Performance Period. The Plan Administrator may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 9.          Other Share-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Plan Administrator. The Plan Administrator shall determine the terms and conditions of such Awards.

Section 10.         Effect of Termination of Service on Awards. The Plan Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.

Section 11.         Effect of a Change in Control on Awards. In the event of a Change in Control, except as otherwise provided in an Award Agreement, the Plan Administrator may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards; (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change in Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change in Control or other date thereafter designated by the Plan Administrator; or (iv) in the case of an Option or SAR Award, cancelation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Plan Administrator may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

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Section 12.         General Provisions Applicable to Awards.

(a)          Awards may, in the discretion of the Plan Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(b)          Subject to the terms of the Plan and Section 18, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Plan Administrator in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Plan Administrator. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(c)          Except as may be permitted by the Plan Administrator or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(d) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section 12(c) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(d)          A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Plan Administrator by using forms and following procedures approved or accepted by the Plan Administrator for that purpose.

(e)          All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Plan Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Plan Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)          Without limiting the generality of Section 12(g), the Plan Administrator may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.

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(g)           Rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation or forfeiture (“malus”) in accordance with such policies and procedures as the Plan Administrator or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations (in addition to any otherwise applicable vesting or performance conditions of an Award). The circumstances in which malus may be used by the Company include, but are not limited to, a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Plan Administrator may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, canceled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(h)          Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company in accordance with such policies and procedures as the Plan Administrator or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The circumstances in which clawback may be used by the Company include, but are not limited to, a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Plan Administrator may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, canceled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

Section 13.         Amendments and Termination.

(a)          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 12(h). Notwithstanding anything to the contrary in the Plan, the Plan Administrator may amend the Plan or any Award Agreement in such manner as may be necessary or desirable to enable the Plan or such Award Agreement to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations to recognize differences in local law, tax policy or custom. The Plan Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

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(b)          The Plan Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(c) and Section 12(b), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 12(h).

(c)          Except as provided in Section 8(b), the Plan Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Plan Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)          The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 14.         Prohibition on Option and SAR Repricing. Except as provided in Section 4(c), the Plan Administrator may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) canceling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Shares, RSU, Performance Award or Other Share-Based Award in exchange; or (iii) canceling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 15.         Miscellaneous.

(a)          No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient, including as necessary or desirable to recognize differences in local law, tax policy or custom. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

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(b)          No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(c)          The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(d)          Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)          The Company, its Affiliates, trustees of any employee benefit trust or any registrars, brokers, third party service providers or third party administrators retained by the Board shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement or any combination thereof) of any applicable withholding taxes, exercise price (if still outstanding), dealing and/or currency exchange costs and any other associated costs due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such costs. Such withholding arrangements may include a reduction in the number of Shares subject to an Award and retention of some or all of the proceeds (with the difference paid to the Participant in cash) and the sale on behalf of the Participant of some or all of the Shares to which the Participant is entitled under the Plan and retention of some or all of the proceeds (with the difference paid to the Participant in cash). Any surplus left after such withholding shall be paid to the Participant.

(f)          If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Plan Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

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(g)          Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h)          No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Plan Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 16.         Effective Date of the Plan. The Plan is effective as of September 14, 2018.

Section 17.         Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) September 14, 2028; provided that to the extent permitted by the listing rules of any stock exchanges on which the Company is listed, such September 14, 2028 term may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 13(a), subject to applicable law. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Plan Administrator to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18.         Sections 409A and 457A of the Code.

(a)          With respect to Awards subject to Section 409A and 457A of the Code, the Plan is intended to comply with the requirements of Section 409A and 457A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code were to constitute a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and 457A of the Code.

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(b)          Notwithstanding any provision of the Plan to the contrary or any Award Agreement, in the event the Plan Administrator determines that any Award may be subject to Section 409A or Section 457A of the Code, the Plan Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A or Section 457A and thereby avoid the application of any adverse tax consequences under such Sections.

(c)          To the extent applicable, notwithstanding any provision of the Plan to the contrary or any Award Agreement, a termination of employment shall not deemed to have occurred for purposes of any provision of an Award that is subject to Section 409A providing for payment upon or following a termination of a Participant’s employment unless such termination is also a “separation from service” and, for purposes of any such provision of such Award, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

Section 19.         Data Protection. By participating in the Plan, the Participant hereby acknowledges the collection, use, disclosure and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation and/or administration of the Plan. These include, but are not limited to:

(i)          the performance of this Plan;

(ii)         administering and maintaining Participant records;

(iii)        providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers, third party service providers or third party administrators of the Plan;

(iv)        providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

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(v)         transferring information about the Participant to any country or territory that may not provide the same level of protection for the information as the Participant’s home country.

The Participant also acknowledges that Awards will be subject to any data protection policies applicable to the Company and any Affiliate; and any applicable privacy notices.

Section 20.         Governing Law. The Plan and each Award Agreement shall be governed by the laws of New York. The Company, its Affiliates and each Participant (by acceptance of an Award) irrevocably submit, in respect of any suit, action or proceeding related to the implementation or enforcement of the Plan, to the exclusive jurisdiction of the competent courts in New York.

Section 21.         Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)          “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Plan Administrator and (iii) any other entity which the Plan Administrator determines should be treated as an “Affiliate.”

(b)          “Award” means any Option, SAR, Restricted Shares, RSU, Performance Award or Other Share-Based Award granted under the Plan.

(c)          “Award Agreement” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)          “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e)          “Board” means the board of directors of the Company.

(f)          “Cause” means, with respect to any Participant, “cause” or “Cause” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, such Participant’s:

(i)          indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company or any of its subsidiaries, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any of its subsidiaries;

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(ii)         having been the subject of any order, judicial or administrative, obtained or issued by any securities law regulator, (including the U.S. Securities and Exchange Commission) for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;

(iii)        conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any of its subsidiaries;

(iv)        willful violation of the Company’s code of conduct or other material policies set forth in the manuals or statements of policy of the Company or any of its subsidiaries;

(v)         willful neglect in the performance of a Participant’s duties for the Company or any of its subsidiaries or willful or repeated failure or refusal to perform such duties; or

(vi)        material breach of any applicable employment agreement or other agreement with the Company.

The occurrence of any such event described in clauses (ii) through (vi) that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 days after the Company provides notice to such Participant.

(g)          “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any one or more of the following events:

(i)          a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any Person other than the Company, directly or indirectly acquires or maintains beneficial ownership of securities of the Company constituting more than 50% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition; and

(ii)         the consummation of a merger, amalgamation or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

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(iii)        the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its subsidiaries.

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award to which Section 18 applies that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A and 457A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A and 457A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A and 457A of the Code.

(h)          “Class A Shares” means Class A ordinary shares of the Company.

(i)          “Class B Shares” means Class B ordinary shares of the Company.

(j)          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(k)           “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(l)          “Fair Market Value” means, except as otherwise provided in an Award Agreement, (i) with respect to a Share, the closing price of a Share on the date immediately preceding the grant date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Plan Administrator, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Plan Administrator.

(m)          “Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, the occurrence of any one or more of the following events:

(i)          a material diminution in the Participant’s base salary; or

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(ii)         a relocation of the Participant’s principal place of employment more than fifty (50) miles from its location;

in each case, without the Participant’s consent. A Participant must provide notice to the Company of the existence of any one or more of the conditions described in (i) through (ii) above within sixty (60) days of the initial existence of the condition, upon the notice of which the Company will have a period of thirty (30) days during which it may remedy the condition before the condition gives rise to Good Reason.

(n)          “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(o)          “Non-Employee Director” means a member of the Board who is not an employee of the Company or an Affiliate.

(p)          “Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5.

(q)          “Other Share-Based Award” means an Award granted in accordance with the provisions of Section 9.

(r)          “Participant” means the recipient of an Award granted under the Plan.

(s)          “Performance Award” means an Award granted in accordance with the provisions of Section 8.

(t)          “Performance Period” means the period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are measured.

(u)          “Person” means a natural person or a partnership, company, association, cooperative, mutual insurance society, foundation or any other body which operates externally as an independent unit or organization.

(v)         “Plan Administrator” means the Board or any member or members of the Board to whom the Board has delegated its authority under the Plan.

(w)          “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines.

(x)          “Restricted Shares” means any Share granted in accordance with the provisions of Section 6.

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(y)          “RSU” means a contractual right granted in accordance with the provisions of Section 6 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(z)          “SAR” means any right granted in accordance with the provisions of Section 7 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(aa)         “Shares” means Class A Shares and Class B Shares, collectively.

(bb)         “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Plan Administrator.

(cc)         “Termination of Service” means:

(i)          in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Subsidiary;

(ii)         in the case of a Participant who is a Non-Employee Director, the date that the Participant ceases to be a member of the Board for any reason; or

(iii)        in the case of a Participant who is a consultant or other advisor, the effective date of the cessation of the performance of services for the Company or an Subsidiary;

provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Plan Administrator determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a member of the Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service; and provided further that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate, unless such Participant’s employment continues with the Company or another Affiliate.

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